VIZACOM INC.
                         3512 Veterans Memorial Highway
                                Bohemia, NY 11716


                                                            September 30, 2001


Neil M. Kaufman, Esq.
Kaufman & Moomjian, LLC
50 Charles Lindbergh Blvd.
Mitchel Field, NY 11553

Dear Neil:

         In consideration of Kaufman & Moomjian, LLC ("K&M") agreeing to a Retainer Agreement with Vizacom Inc. (the "Company") at a reduced discounted monthly fee and agreeing to perform legal services necessary in connection with the Company's acquisition of SpaceLogix Inc. for a discounted fixed fee of $120,000, and in consideration of the services rendered to date in connection with the possible sale, license or other possible disposition of Software Publishing Corporation's Harvard Graphics trademarks, copyrights and other rights (including the development of the concept of such a disposition), the Company agrees to pay to K&M an amount equal to 20% of any amount received by the Company or its subsidiaries from Harvard University ("Harvard") in connection with a purchase, license or other acquisition of rights by Harvard or any affiliate or designee thereof with respect to the Harvard Graphics trademarks, copyrights, or other rights of the Company and its subsidiaries.


                                        VIZACOM INC.


                                        By:        /s/ Alan Schoenbart
                                           -----------------------------------
                                           Name:   Alan Schoenbart
                                           Title:  CFO

Accepted and agreed:
KAUFMAN & MOOMJIAN, LLC


By:    /s/ Neil M. Kaufman
   -------------------------------
     Neil M. Kaufman
     Member